UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

VALERO ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, Valero Energy Corporation (the “Company” or “Valero”) issued a press release announcing that Richard J. Marcogliese, Executive Vice President and Chief Operating Officer, would retire at the end of the year, and on November 18, 2010, Valero filed a Current Report on Form 8-K describing that announcement. On November 22, 2010, Valero and Mr. Marcogliese entered into a compensation arrangement in connection with his retirement. Effective November 22, 2010, Mr. Marcogliese resigned from all of his positions as an officer or director of Valero and its subsidiaries and affiliates. Effective December 24, 2010, Mr. Marcogliese’s employment with Valero and its subsidiaries and affiliates will terminate.

The following is a description, as required by Item 502(e) of Form 8-K, of the compensation arrangement entered into between Valero and Mr. Marcogliese in connection with his resignation.

The agreement confirms that Mr. Marcogliese will participate in the Company’s bonus plan for fiscal year 2010 and will be entitled to payment of a 2010 bonus per the targets and parameters previously established by the Compensation Committee of the Board of Directors. In addition, Mr. Marcogliese will receive a payment of $971,900.00 less applicable deductions, as separation pay ($955,000 equivalent to 12 month’s pay plus $16,900 as additional separation pay). By meeting the criteria for retirement under Valero’s pension plan, Mr. Marcogliese will be considered a retiree for purposes of, among other things, continued participation in Company-sponsored benefit and incentive plans. Accordingly, Valero will accelerate the vesting of all outstanding shares of restricted stock previously granted to Mr. Marcogliese. Mr. Marcogliese’s outstanding stock options will remain subject to vesting and will remain exercisable per the original timelines specified in each option agreement. Performance shares that are scheduled to vest in January 2011 will vest in accordance with the performance award agreements previously entered into between Mr. Marcogliese and Valero. Mr. Marcogliese’s performance shares that are scheduled to vest later than January 2011 will be forfeited. Mr. Marcogliese will be entitled to an additional four points, to be added to either age or service, for determining retirement benefits payable to him under Valero’s Supplemental Executive Retirement Plan, and he will be entitled to participate in the Company’s retiree medical plan on the same terms and conditions as similarly situated employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: November 24, 2010	By: /s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary